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                                                                    Exhibit 99.1


Contact:    Jennifer Good                      Caroline Gentile/Jim Fingeroth
            Senior Vice President and          Kekst and Company
            Chief Financial Officer            (212) 521-4800
            (203) 796-3701
            (877) 736-9378


        PENWEST ANNOUNCES $40.0 MILLION PRIVATE PLACEMENT OF COMMON STOCK


Danbury, CT, August 4, 2003 -- Penwest Pharmaceuticals Co. (NASDAQ: PPCO) today announced that it has entered into definitive agreements with certain institutional and other accredited investors with respect to the private placement of 1,904,762 shares of its common stock at a purchase price of $21.00 per share, for gross proceeds of $40.0 million. In addition, the Company has granted private placement investors an additional right to purchase up to an additional 380,952 shares of common stock at $26.00 per share. These additional investment rights will become exercisable 90 days after the closing date or, if earlier, upon the effectiveness of a registration statement for the resale of the common stock, and will expire 60 trading days after the effectiveness of such a registration statement.

The net proceeds to Penwest, excluding the proceeds of any exercise of the additional investment rights, will be approximately $37.5 million. The Company intends to use the net proceeds to fund the research, development, marketing and commercialization of its products and technologies, including oxymorphone ER, and for general corporate purposes.

The securities offered by the Company in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This notice is issued pursuant to Rule 135c under the Securities Act of 1933 and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

PENWEST PHARMACEUTICALS

Penwest is a drug delivery company utilizing proprietary technologies to develop drugs internally and with third party collaborators. Penwest's pharmaceutical portfolio includes four marketed
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products utilizing its proprietary controlled release drug delivery technology,
TIMERx(R), which were developed with collaborators such as Mylan Pharmaceuticals, Sanofi, Merck S.A. and Schering OY, and which have been approved in various countries. In addition, the Company has several products in its pipeline that are in various stages of development, including the pain product oxymorphone ER, which is currently under review at the FDA. This product was jointly developed with Endo Pharmaceuticals.

The matters discussed herein contain forward-looking statements that involve risks and uncertainties, which may cause Penwest's actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "intends," "potential," and similar expressions are intended to identify forward-looking statements. Important factors that could cause results to differ materially include the Company's dependence on collaborators to, among other things, sell products for which the Company receives royalties, file for regulatory approvals, and advance clinical development and commercialization of products; the ability to enter into additional collaborations; uncertainty of success of collaborations; regulatory risks relating to TIMERx(R) drugs in development; the timing of clinical trials and whether the results of clinical trials will warrant further clinical trials; actual and potential competition; the timing and outcome of regulatory approval of products, including oxymorphone ER; and other risks as set forth under the caption Certain Factors That May Affect Future Results in Penwest's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2003, which risk factors are incorporated herein by reference. Penwest disclaims any intention or obligation to update any forward-looking statements.

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